Purchasing Contract
采购合同

SELLER 甲方 Perfectenergy (Shanghai) Co.,Ltd. 展丰能源技术（上海）有限公司 Ref. no/合同号:
TEL/电话 0086-21-64880958 Fax/传真 0086-21-54888243
ADD./地址 上海闵行区莘庄镇友东路 479 号 201100

BUYER 乙方 ZHEJIANG SUN VALLEY ENERGY APPLICATION TECHNOLOGY CO., LTD. 浙江太阳谷能源应用科技有限公司
TEL/电话 0086-576-87985678 Fax/传真 0086—573-87985677
ADD./地址 浙江省海宁市袁花镇工业功能区袁溪锦陆曼司桥西 314416

The contract, made out, in Chinese & English, both version being equally authentic, by and between two Parties whereby Seller agrees to sell and Buyer agrees to buy the under mentioned goods subject to terms and conditions set forth hereinafter as follows;

本合同本着公平互利的宗旨在买卖双方公平自愿的前提下签署以下内容，内容分别以中英文表述：

Item 项号	Description 品名	Specification 规格	Qty. 数量	U. Price 单价	Sub-Total 总价
1	Mono-crystalline Silicon Wafer 单晶硅片（绒面）	Crystal Growth Method: CZ Conductance Type: P Pulled Ingot Orientation: <100>±1.5° Resistivity (Ω·cm): 0.5-3, 3-6 Oxygen , ≤1.0×10^{18} atoms/cm^3 Carbon : ≤5.0×10^{16} atoms/cm^3 Life time:≥0.8μs Eteching Pits≤3000pcs/ cm^3 Wafer Diameter:150±0.3mm Dimensions Tolerance: 125±0.3mm Camber ≤0.75μm Thickness: 205±15μm TTV:0.03mm Edge defect width ≤ 0.5mm with total quantity ≤ 2; Edge defect extension no less than 1mm No hole, no dirt, no crack, no obvious tactility	20,000	53.50	1,070,000.00
Total 合计		VAT included RMB 人民币含税价：壹零柒拾万元整			1,070,000.00

(SHANGHAI) ...

Payment Term 付款

100% T/T prepayment since the date the contract was signing and sealing
合同签定之日起 100%电汇预付。

Packing 包装

Foam box inside and carton outside packing, suitable for long-distance transportation against breakage and damage.
泡沫盒和纸箱包装，适合产品长途运输方式包装。

Delivery 发货

Buyer will pick up the goods within 3 working days against payment advice in 2 lots, the first of lot will before 15th of each month ,the last one will before 25th of each month. If the wafers are in Shanghai; if the wafers are in the other cities of China, both of parties will arrange the transportation by friendly negotiation.
货在上海，乙方凭付款底单 5 个工作日内到甲方工厂提货，如果货在中国境内的其它城市，双方通过协商解决送货方式。

Acceptance 验收

Buyer should accept the goods according to the specification of this contract within 15 days after receiving goods. Any unqualified goods, Buyer should inform Seller in written form, and Seller should solve it within 5days. The rate of broken cell is less than 0.3% when opening the package box.
乙方提货后应于 7 天内按本合同所定的规格及参数验收，如有货物不合格，乙方应及时书面通知甲方，甲方在收到乙方书面通知后 5 天内予以处理。 开箱碎片率在 0.3%以内。

Arbitration 仲裁

All disputes arising from the execution shall be settled through friendly consultations. In case no settlement can be reached, the case in dispute shall then be submitted to the court of Buyer's and the decision should be regarded as final and binding up both parties.
在合同执行过程中甲乙双方如有争议应通过友好协商解决，解决不成则递交乙方所在地当地法院仲裁。仲裁结果为最终结果对甲乙双方均有法律效应。

Valid term 合同有效性

The contract is in Chinese and English, any disputation will take the Chinese version as standard reference. The contract is in 2 copies effective since being signed and sealed by both parties. And fax copies have same validity as originals.
本合同一式两份，甲乙双方各执一份，签字盖章后即日生效。传真件具有同等法律效应。中英文内容不符，则以中文内容为准。

SELLER Perfectenergy (Shanghai) Co.,Ltd.

甲方 展宇新能源技术（上海）有限公司

Sign & Seal 签章

BUYER ZHEJIANG SUN VALLEY ENERGY APPLICATION TECHNOLOGY CO., LTD.

乙方 浙江太阳谷能源应用科技有限公司

Sign & Seal 签章